UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 23, 2003
Date of Report (Date of earliest event reported)

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On October 23, 2003, Quantum Corporation issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Executive Vice President, General Counsel and Secretary

Dated:    October 23, 2003

EXHIBIT INDEX

Exhibit 99.1   Press release, dated October 23, 2003.

Exhibit 99.1   Press release, dated October 23, 2003.

QUANTUM CORPORATION REPORTS FISCAL SECOND QUARTER RESULTS

SAN JOSE, Calif., Oct. 23, 2003 - Quantum Corp. (NYSE:DSS), a global leader in storage, today announced that revenue for its fiscal second quarter (FQ2), ended Sept. 28, 2003, was $195 million.  The company reported a GAAP net loss of $38 million, or 22 cents per share, which included approximately $27 million in previously announced accounting charges.  The non-GAAP loss for FQ2 was $6 million, or 4 cents per share.  As Quantum announced when it revised its September quarter expectations earlier in the month, the company’s results were impacted by continued pressure on media cartridge pricing.  On a GAAP basis, the gross margin rate was approximately 30%, and the non-GAAP gross margin rate was 31.4%.  Quantum continued to reduce costs during FQ2, with operating expenses totaling $68 million on a GAAP basis and $62 million on a non-GAAP basis.   (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying table entitled “Second Quarter Fiscal Year 2004 GAAP to Non-GAAP Reconciliation.”)

“We have pursued a number of aggressive changes over the past year that have resulted in some significant improvements in our business, including increased market share, higher product gross margins, lower operating expenses, and a range of exciting new products,” said Rick Belluzzo, chairman and chief executive officer of Quantum.  “However, we have also been confronted with new challenges over the last two quarters, primarily related to a steeper-than-expected decline in media prices.  We have undertaken efforts to mitigate the impact of the media pricing pressure and accelerate our return to the positive trajectory we achieved in the second half of our fiscal year 2003 that ended in March.”

Even in the face of a challenging quarter, Quantum’s accomplishments over the past year were evident in several year-over-year comparisons for FQ2.  For example, excluding media, overall product revenue increased 26% year-over-year, reflecting the company’s focus on improving and broadening its product offerings.  Compared to the same quarter last year, Storage Solutions Group revenue was also up significantly in FQ2 and operating expenses were down, with a significant decline in general and administrative expenses.

Fiscal 2004 second quarter revenue in the DLTtapeTM Group was $135 million, comprised of $49 million in total tape media revenue and $86 million in tape drive revenue.  The decline in media revenue reflected the impact of continued pricing pressure, affecting both Quantum-branded media and media sold by licensees on which Quantum receives a royalty.  The company said its market data indicated that the media pricing issue was not specific to Quantum but was instead an industry-wide problem.

Tape drive unit shipments for the September quarter were roughly flat sequentially but still up more than 50% compared to the same quarter last year, and tape drive gross margins increased for the fourth consecutive quarter.  Both the increased shipments and higher margins are due to the efforts Quantum made over the past year to improve its tape drive business and broaden its product offerings, including through the Benchmark acquisition.  As a further reflection of this progress, the DLT VS160 tape drive has begun shipping through Quantum’s channel partners and one major system OEM, with two other major system OEMs having committed to the product.

Quantum also recently announced that its new SDLT 600 tape drive would be generally available in the current quarter.  This third-generation super drive is the fastest-performing drive in its class, is ideal for automation environments, and will ship with Quantum’s award-winning DLTSage suite of predictive and preventive diagnostic tools that enables customers to more simply manage their tape storage resources.

Fiscal 2004 second quarter revenue in Quantum’s Storage Solutions Group, which includes tape automation, services and enhanced backup solutions, was $65 million.  Although down slightly on a sequential basis, this represented an increase of more than 25% over the comparable quarter last year.  Reflecting the company’s continuing efforts to refine its enterprise sales model and offer a more solutions-oriented approach to customers, both OEM and channel sales of enterprise libraries were also up sequentially.  Quantum’s enterprise offerings have been further bolstered with the recent launch of its newest high-end tape library, the “MAKO” PX720.  MAKO provides customers with unmatched reliability and flexibility and the ability to scale as their data protection needs increase by adding modular tape drive clusters “on-demand.”

September quarter shipments of the Quantum DX30 enhanced backup system increased over the prior quarter, with 50% of customers deciding to purchase multiple units.  The company expects to expand its enhanced backup customer base further when it releases the Quantum DX100 later this quarter.

“Looking forward, we have a clear set of priorities that will build off the many initiatives that we began during the past year,” said Belluzzo.  “These include continuing to introduce innovative new products, enhance our sales programs, and reduce costs.  We will also pursue a set of structural changes that will enable more synergy across the company, further reductions in operating expenses, and general improvement in our ability to execute.”

Because Quantum is still evaluating what structural changes it will make, the company provided partial guidance for the third quarter of fiscal year 2004 (FQ3).  Quantum said it expects total revenues to be roughly flat sequentially, reflecting its caution in light of continued uncertainty around media pricing and the fact that it will not yet see the full contribution of new products being introduced during the quarter.  Non-GAAP gross margins and operating expenses are expected to be roughly flat.  As a result, Quantum said it also expects the non-GAAP loss per share for the December quarter to be roughly flat sequentially.

With the exception of an expected $4 million to $5 million in amortization of intangibles, the company said that it could not quantify its GAAP-based expectations for FQ3 at this time because the details of the structural changes it would be making had not yet been finalized.  However, Quantum said it expected to incur restructuring charges for the quarter that could be material, depending on the final decisions reached.  Quantum said it would provide an estimate of those charges and GAAP-based expectations once those decisions are finalized.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release exclude the impact of acquisition-related intangible asset amortization, special charges, valuation charges related to Quantum’s former manufacturing facility in Malaysia and net deferred tax assets, goodwill write-down and adjustment, discontinued activities and operations, write down of equity investments, non-operating expenses related to the redemption of the company’s 7 percent convertible debt,and related adjustments to provision for income taxes on Quantum’s operating results.  These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Quantum’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance.  For instance, management believes these non-GAAP financial measures are helpful in assessing Quantum’s core operating results.  In addition, these non-GAAP financial measures facilitate management's internal comparisons to Quantum’s historical operating results and comparisons to competitors' operating results.  Quantum includes these non-GAAP financial measures in this press release because the company believes they are useful to investors in allowing for greater transparency related to supplemental information used by management in its financial and operational decision-making.  In addition, Quantum has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in the company’s financial reporting at this time.  Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the table accompanying this press release.

QUANTUM CORPORATION
SECOND QUARTER FISCAL YEAR 2004 GAAP TO NON-GAAP RECONCILIATION

	Three months ended	Six months ended
	September 28, 2003
GAAP net loss	$(37,899)	$(47,245)

Adjusting items:
Valuation charge against net deferred tax assets	21,262	21,262
Amortization of intangible assets	4,840	9,680
Special charges: valuation charge against manufacturing facility	2,335	2,335
Loss on debt extinguishment	2,565	2,565
Special charges: mainly severance charges	765	765

Non-GAAP net loss	$(6,132)	$(10,638)

Non-GAAP net loss per share, diluted	$(0.04)	$(0.06)

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, October 23, 2003, at 2:00 p.m. PDT. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: 212-329-1451 (US & International). Quantum will provide a live audio webcast of the conference call beginning today, October 23, 2003, at 2:00 p.m. PDT. Webcast site: http://investors.quantum.com/.

About Quantum

Quantum Corp. (NYSE:DSS), founded in 1980, is a global leader in storage, delivering highly reliable backup, archive and recovery solutions that meet demanding requirements for data integrity and availability with superior price performance.  Quantum is the world's largest supplier of half-inch cartridge tape drives, and its DLTtape technology is the standard for tape backup and archiving of business-critical data for the mid-range enterprise.  Quantum is also a leader in the design, sale and service of autoloaders and automated tape libraries used to manage, store and transfer data.  Over the past year, Quantum has been one of the pioneers in the emerging market of disk-based backup, offering a solution that emulates a tape library and is optimized for data protection.  Quantum sales for the fiscal year ended March 31, 2003, were $871 million.  Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

###

Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries.  DLT, DLTtape, SDLT, Super DLTtape, DLTSage, DX and MAKO are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Specifically, without limitation, statements relating to our expectation that our SDLT 600 tape drive would be generally available in the current quarter, that we will release our DX100 later this quarter, that we will enhance our sales program and reduce our costs, that we will take advantage of additional synergies across the company, that our total revenues, non-GAAP gross margins, operating expenses and Non-GAAP loss per share for the third quarter will all be roughly flat sequentially, that we expect amortization of intangibles to be $4.5 million in the third quarter, that we will incur additional restructuring charges in the third quarter that could be financially material and that we will provide our GAAP financial estimates for the third quarter in November are forward-looking statements within the meaning of the Safe Harbor.  These statements are based on management's current expectations and are subject to certain risks and uncertainties.  As a result, actual results may differ materially from the forward-looking statements contained herein.  Factors that could cause actual results to differ materially from those described herein include, but are not limited to, the amount of orders received in future periods, our ability to timely ship our products, our ability to achieve anticipated pricing, cost and gross margin levels given lower volumes and continuing price and cost pressures, our receipt of media royalties from media manufacturers at or above historical levels, our ability to successfully introduce new products, and acceptance of, and demand for, our products.

More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Trends and Uncertainties,” pages 45 to 57, in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 2003.  In particular, you should review the risk factors on pages 45, 46, 47, 48, 49 and 56 of our August 13, 2003 Form 10-Q under the headings “We are exposed to general economic conditions that have continued to result in significantly reduced sales levels and significant operating losses . . . ”, “SSG currently operates at a loss and may continue to operate at a loss.  If we are unable to make our Storage Solutions business profitable, the losses from this group could materially and adversely affect our business, financial condition and results of operations”, “A majority of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments”, “We do not control licensee pricing or licensee sales of tape media cartridges and, as a result, our royalty revenue may decline, which could materially and adversely affect our business, financial condition and operating results”, “Our operating results depend on new product introductions, which may not be successful, in which case our business, financial condition and operating results may be materially and adversely affected,” and “Our quarterly operating results could fluctuate significantly, and past quarterly operating results should not be used to predict future performance.”  Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	September 28, 2003	September 29, 2002	September 28, 2003	September 29, 2002
Product revenue	$163,164	$159,850	$330,351	$316,737
Royalty revenue	32,233	44,603	67,261	90,166

Total revenue	195,397	204,453	397,612	406,903
Cost of revenue	137,031	144,843	275,733	284,704

Gross margin	58,366	59,610	121,879	122,199
Operating expenses:
Research and development	26,196	29,385	53,127	55,011
Sales and marketing	24,801	27,045	48,972	53,135
General and administrative	12,931	17,652	27,122	39,714
Goodwill impairment	--	58,689	--	58,689
Special charges	3,100	14,096	3,576	14,720

	67,028	146,867	132,797	221,269

Loss from operations	(8,662)	(87,257)	(10,918)	(99,070)
Equity investment write-downs	--	--	--	(17,061)
Interest income and other, net	2,753	2,429	4,886	5,026
Interest expense	(5,239)	(6,422)	(11,394)	(12,262)
Loss on debt extinguishment	(2,565)	--	(2,565)	--

Loss before income taxes	(13,713)	(91,250)	(19,991)	(123,367)
Income tax provision (benefit)	24,186	819	27,254	(3,966)

Loss from continuing operations	(37,899)	(92,069)	(47,245)	(119,401)

Discontinued operations:
Loss from NAS discontinued operations, net of income taxes	--	(19,375)	--	(28,628)

Loss from discontinued operations	--	(19,375)	--	(28,628)

Loss before cumulative effect of an accounting change	(37,899)	(111,444)	(47,245)	(148,029)
Cumulative effect of an accounting change	--	--	--	(94,298)

Net loss	$(37,899)	$(111,444)	$(47,245)	$(242,327)

Loss per share from continuing operations
Basic	$(0.22)	$(0.59)	$(0.27)	$(0.76)
Diluted	$(0.22)	$(0.59)	$(0.27)	$(0.76)

Loss per share from discontinued operations
Basic	$--	$(0.12)	$--	$(0.18)
Diluted	$--	$(0.12)	$--	$(0.18)

Cumulative effect per share of an accounting change
Basic	$--	$--	$--	$(0.60)
Diluted	$--	$--	$--	$(0.60)

Net loss per share
Basic	$(0.22)	$(0.71)	$(0.27)	$(1.55)
Diluted	$(0.22)	$(0.71)	$(0.27)	$(1.55)

Weighted average common and common equivalent shares
Basic	174,903	156,932	174,228	156,687
Diluted	174,903	156,932	174,228	156,687

QUANTUM CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	September 28, 2003	September 29, 2002	September 28, 2003	September 29, 2002
Product revenue	$163,164	$159,850	$330,351	$316,737
Royalty revenue	32,233	44,603	67,261	90,166

Total revenue	195,397	204,453	397,612	406,903
Cost of revenue	134,057	143,148	269,785	281,314

Gross margin	61,340	61,305	127,827	125,589
Operating expenses:
Research and development	25,770	29,385	52,275	55,011
Sales and marketing	23,487	25,972	46,344	51,156
General and administrative	12,805	17,526	26,870	39,462
Special charges	--	--	476	--

	62,062	72,883	125,965	145,629

Income (loss) from operations	(722)	(11,578)	1,862	(20,040)
Interest income and other, net	2,753	2,429	4,886	5,026
Interest expense	(5,239)	(6,422)	(11,394)	(12,262)

Loss before income taxes	(3,208)	(15,571)	(4,646)	(27,276)
Income tax provision (benefit)	2,924	(4,671)	5,992	(8,183)

Net loss	$(6,132)	$(10,900)	$(10,638)	$(19,093)

Net loss per share
Basic	$(0.04)	$(0.07)	$(0.06)	$(0.12)
Diluted	$(0.04)	$(0.07)	$(0.06)	$(0.12)

Weighted average common and common equivalent shares
Basic	174,903	156,932	174,228	156,687
Diluted	174,903	156,932	174,228	156,687

The non-GAAP amounts have been adjusted to eliminate the following:

Restructuring related
Special charges: mainly severance charges	$765	$14,096	$765	$14,720
Special charges: valuation charge against manufacturing facility	2,335	--	2,335	--

Investment related
Equity investment write-downs	--	--	--	17,061

Acquisition and divestiture related
Results of NAS discontinued operations, net of income taxes	--	2,884	--	12,137
Impairment of NAS net assets	--	16,491	--	16,491

Other
Cumulative effect of an accounting change (SFAS No. 142 adjustment)	--	--	--	94,298
Goodwill impairment	--	58,689	--	58,689
Loss on debt extinguishment	2,565	--	2,565	--
Amortization of intangible assets (1)	4,840	2,894	9,680	5,621

Income tax expense related to outsourced manufacturing	--	10,293	--	10,293
Income tax effect related to all other charges	--	(4,803)	--	(6,076)
Valuation charge against net deferred tax assets	21,262	--	21,262	--

Total non-GAAP adjustments	$31,767	$100,544	$36,607	$223,234

Note 1 The amortization of intangibles was allocated as follows:

Cost of revenue	$2,974	$1,695	$5,948	$3,390
Research and development	426	--	852	--
Sales and marketing	1,314	1,073	2,628	1,979
General and administrative	126	126	252	252

	$4,840	$2,894	$9,680	$5,621

GAAP TO NON-GAAP RECONCILIATION OF CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended				Three Months Ended

	September 28, 2003			September 28, 2003	September 29, 2002			September 29, 2002

	GAAP	Adjustments	Notes	Non-GAAP	GAAP	Adjustments	Notes	Non-GAAP

Product revenue	$163,164			$163,164	$159,850			$159,850
Royalty revenue	32,233			32,233	44,603			44,603

Total revenue	195,397			195,397	204,453			204,453
Cost of revenue	137,031	$(2,974)	A	134,057	144,843	$(1,695)	A	143,148

Gross margin	58,366	2,974		61,340	59,610	1,695		61,305
Operating expenses:
Research and development	26,196	(426)	A	25,770	29,385			29,385
Sales and marketing	24,801	(1,314)	A	23,487	27,045	(1,073)	A	25,972
General and administrative	12,931	(126)	A	12,805	17,652	(126)	A	17,526
Goodwill impairment	--			--	58,689	(58,689)		--
Special charges	3,100	(3,100)		--	14,096	(14,096)		--

	67,028	(4,966)		62,062	146,867	(73,984)		72,883

Income (loss) from operations	(8,662)	7,940		(722)	(87,257)	75,679		(11,578)
Equity investment write-downs	--			--	--			--
Interest income and other, net	2, 753			2,753	2,429			2,429
Interest expense	(5,239)			(5,239)	(6,422)			(6,422)
Loss on debt extinguishment	(2,565)	2,565		--	--			--

Loss before income taxes	(13,713)	10,505		(3,208)	(91,250)	75,679		(15,571)
Income tax provision (benefit)	24,186	(21,262)	B	2,924	819	(5,490)	C	(4,671)

Loss from continuing operations	(37,899)	31,767		(6,132)	(92,069)	81,169		(10,900)

Discontinued operations:
Loss from NAS discontinued operations, net of income taxes	--	--		--	(19,375)	19,375		--

Loss from discontinued operations	--	--		--	(19,375)	19,375		--
Loss before cumulative effect of an accounting change	(37,899)	31,767		(6,132)	(111,444)	100,544		(10,900)
Cumulative effect of an accounting change	--			--	--			--

Net loss	$(37,899)	$31,767		$(6,132)	$(111,444)	$100,544		$(10,900)

Net loss per share-diluted	$(0.22)	$0.18		$(0.04)	$(0.71)	$0.64		$(0.07)

	Six Months Ended				Six Months Ended

	September 28, 2003			September 28, 2003	September 29, 2002			September 29, 2002

	GAAP	Adjustments	Notes	Non-GAAP	GAAP	Adjustments	Notes	Non-GAAP

Product revenue	$330,351			$330,351	$316,737			$316,737
Royalty revenue	67,261			67,261	90,166			90,166

Total revenue	397,612			397,612	406,903			406,903
Cost of revenue	275,733	$(5,948)	A	269,785	284,704	$(3,390)	A	281,314

Gross margin	121,879	5,948		127,827	122,199	3,390		125,589
Operating expenses:
Research and development	53,127	(852)	A	52,275	55,011			55,011
Sales and marketing	48,972	(2,628)	A	46,344	53,135	(1,979)	A	51,156
General and administrative	27,122	(252)	A	26,870	39,714	(252)	A	39,462
Goodwill impairment	--			--	58,689	(58,689)		--
Special charges	3,576	(3,100)		476	14,720	(14,720)		--

	132,797	(6,832)		125,965	221,269	(75,640)		145,629

Income (loss) from operations	(10,918)	12,780		1,862	(99,070)	79,030		(20,040)
Equity investment write-downs	--			--	(17,061)	17,061		--
Interest income and other, net	4,886			4,886	5,026			5,026
Interest expense	(11,394)			(11,394)	(12,262)			(12,262)
Loss on debt extinguishment	(2,565)	2,565		--	--			--

Loss before income taxes	(19,991)	15,345		(4,646)	(123,367)	96,091		(27,276)
Income tax provision (benefit)	27,254	(21,262)	B	5,992	(3,966)	(4,217)	C	(8,183)

Loss from continuing operations	(47,245)	36,607		(10,638)	(119,401)	100,308		(19,093)

Discontinued operations:
Loss from NAS discontinued operations, net of income taxes	--	--		--	(28,628)	28,628		--

Loss from discontinued operations	--	--		--	(28,628)	28,628		--
Loss before cumulative effect of an accounting change	(47,245)	36,607		(10,638)	(148,029)	128,936		(19,093)
Cumulative effect of an accounting change	--	--		--	(94,298)	94,298		--

Net loss	$(47,245)	$36,607		$(10,638)	$(242,327)	$223,234		$(19,093)

Net loss per share-diluted	$(0.27)	$0.21		$(0.06)	$(1.55)	$1.43		$(0.12)

Notes
(A)	Amortization of intangible assets
(B)	Valuation charge against net deferred tax assets
(C)	Tax benefit on certain non-GAAP adjustments

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 28, 2003	March 31, 2003

Assets
Current assets:
Cash and cash equivalents	$156,433	$221,734
Short-term investments	116,358	97,055
Accounts receivable, net of allowance for doubtful accounts of $10,285 and $8,927	113,490	133,760
Deferred income taxes	35,378	46,370
Inventories	63,378	66,305
Service inventories	48,186	49,104
Assets held for sale	4,803	--
Other current assets	22,239	26,080

Total current assets	560,265	640,408

Long-term assets:
Property and equipment, net	41,092	54,522
Goodwill	44,179	40,916
Intangible assets, net	69,773	79,444
Other assets	12,640	10,606
Receivable from Maxtor Corporation	--	95,833

Total long-term assets	167,684	281,321

	$727,949	$921,729

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$77,458	$104,495
Accrued warranty	44,518	49,582
Short-term debt	976	--
Other accrued liabilities	94,314	99,899

Total current liabilities	217,266	253,976

Long-term liabilities:
Deferred income taxes	35,378	25,091
Convertible subordinated debt	160,000	287,500
Stockholders’ equity	315,305	355,162

	$727,949	$921,729